Exhibit 99.2

Hexcel Corporation and Subsidiaries
Net Sales by Segment and Market
For the Quarters Ended September 30, 2018 and 2017 and June 30, 2018 and 2017
and the Nine-Month Periods Ended September 30, 2018 and 2017

	Unaudited
	Commercial	Space &
(In millions)	Aerospace	Defense	Industrial	Total

Third Quarter 2018
Composite Materials	$285.7	$70.1	$77.0	$432.8
Engineered Products	87.4	20.3	—	107.7
Total	$373.1	$90.4	$77.0	$540.5
	69%	17%	14%	100%

Second Quarter 2018
Composite Materials	$300.6	$73.2	$72.0	$445.8
Engineered Products	83.2	18.5	—	101.7
Total	$383.8	$91.7	$72.0	$547.5
	70%	17%	13%	100%

Third Quarter 2017
Composite Materials	$277.1	$65.6	$56.2	$398.9
Engineered Products	75.5	17.1	—	92.6
Total	$352.6	$82.7	$56.2	$491.5
	72%	17%	11%	100%

Second Quarter 2017
Composite Materials	$273.8	$69.0	$54.5	$397.3
Engineered Products	75.2	18.8	—	94.0
Total	$349.0	$87.8	$54.5	$491.3
	71%	18%	11%	100%

Year to date September 30, 2018
Composite Materials	$889.5	$217.4	$216.3	$1,323.2
Engineered Products	250.1	54.8	—	304.9
Total	$1,139.6	$272.2	$216.3	$1,628.1
	70%	17%	13%	100%

Year to date September 30, 2017
Composite Materials	$820.2	$197.9	$165.6	$1,183.7
Engineered Products	228.5	49.4	—	277.9
Total	$1,048.7	$247.3	$165.6	$1,461.6
	72%	17%	11%	100%